Exhibit 99.1

UNWIRED PLANET, INC. ANNOUNCES FIRST QUARTER FISCAL

2014 FINANCIAL RESULTS

RENO, NV – Oct. 31, 2013 – Unwired Planet, Inc. (UPIP) today announced financial results for the first quarter of fiscal year 2014.

“We continue to aggressively pursue licensing opportunities while managing our operating costs,” said Eric Vetter, president and chief administrative officer of Unwired Planet. “We have created an optimized partnership with some of the leading intellectual property law firms to cost efficiently drive our patent protection initiatives.”

On a GAAP basis, net loss for first fiscal quarter ended September 30, 2013 was $7.2 million, or $0.07 per share, compared with a net loss of $8.7 million, or $0.09 per share, in the prior quarter, and with a net loss of $15.1 million, or $0.17 per share, in the September quarter of the preceding year.

On a non-GAAP basis, net loss for the first fiscal quarter ended September 30, 2013 was $6.6 million, or $0.06 per share, compared with a net loss of $6.5 million, or $0.07 per share, in the prior quarter, and with a net loss of $8.1 million, or $0.09 per share, in the September quarter of the preceding year. Non-GAAP net loss excludes restructuring, stock-based compensation, strategic and post-strategic costs, discontinued operations, and the tax impact of these items.

A reconciliation between net loss and net loss per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Conference Call Information

Unwired Planet has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its first quarter fiscal 2014. Interested

Unwired Planet Announces Financial Results

parties may access the conference call over the Internet through the company’s website at www.unwiredplanet.com or by telephone at 877-941-4774 or 480-629-9760 (international). A replay of the conference call will be available until November 28, 2013, beginning at 5:00 p.m. PT on October 31, 2013 by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030, access code: 4644552#.

A live webcast of the call, together with supplemental financial information, will also be available on the Investors section of Unwired Planet’s website at http://www.unwiredplanet.com/investors. A replay will be available on the website for at least three months.

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of approximately 2,450 issued and pending US and foreign patents, includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push technology, maps and location based services, mobile application stores, social networking, mobile gaming, and mobile search. Unwired Planet is headquartered in Reno, Nevada.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations, including statements regarding the Company’s licensing activities and expectations regarding enhancing shareholder value are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters

Unwired Planet Announces Financial Results

relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	September 30,	June 30,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$9,625	$47,613
Short-term investments	39,532	10,793
Restricted cash and investments	—	17,251
Accounts receivable	—	88
Prepaid and other current assets	490	420

Total current assets	49,647	76,165
Property and equipment, net of accumulated depreciation of	240	212
Long-term investments	31,814	—
Deposits and other assets	1,854	1,861

Total assets	$83,555	$78,238

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,354	$2,317
Accrued liabilities	2,130	2,817
Accrued legal expense	2,802	3,686
Accrued compensation	860	1,057
Accrued restructuring costs	544	594

Total current liabilities	9,690	10,471
Accrued restructuring costs, net of current portion	138	259
Long-term note payable	22,952	22,096
Other long-term liabilities	1,478	1,485

Total liabilities	34,258	34,311

Stockholders’ equity:
Common stock	108	100
Treasury stock	(645)	(575)
Additional paid-in capital	3,237,397	3,224,769
Accumulated other comprehensive income (loss)	(8)	2
Accumulated deficit	(3,187,555)	(3,180,369)

Total stockholders’ equity	49,297	43,927

Total liabilities and stockholders’ equity	$83,555	$78,238

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Revenue:
License Fees	$—	$106	$3
Fee Share	—	(21)	—

Net revenue	—	85	3

Operating costs and expenses:
Sales and marketing expense	—	27	78
Patent licensing expenses	4,803	4,705	5,559
General and administrative	1,784	4,960	3,791
Restructuring and other related costs	—	(77)	457

Total operating costs and expenses	6,587	9,615	9,885

Operating loss	(6,587)	(9,530)	(9,882)
Interest income	43	16	78
Interest expense	(883)	(31)	(3)
Other income (expense), net	354	823	(25)

Net loss from continuing operations	(7,073)	(8,722)	(9,832)

Income tax	—	42	—

Net loss from continuing operations	(7,073)	(8,764)	(9,832)

Discontinued operations:
Loss on sale of discontinued operations	—	—	(750)
Discontinued operations, net of tax	(113)	55	(4,528)

Loss from discontinued operations	(113)	55	(5,278)

Net loss	$(7,186)	$(8,709)	$(15,110)

Basic and diluted net loss per share from:
Continuing operations	$(0.07)	$(0.09)	$(0.11)
Discontinued operations	$—	$—	$(0.06)

Net loss per share	$(0.07)	$(0.09)	$(0.17)

Weighted average shares outstanding—basic and diluted	102,144	92,078	89,971
Stock-based compensation by category:
Sales and marketing	$—	$—	$1
Patent initiative	285	261	—
General and administrative	160	1,742	435
Discontinued operations	—	—	73

	$445	$2,003	$509

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Cash flows from operating activities:
Net loss	$(7,186)	$(8,709)	$(15,110)
Loss on sale of discontinued operations	—	—	750
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	23	20	144
Stock-based compensation	445	2,003	509
Non-cash restructuring charges	6	12	100
Amortization of premiums/discounts on investments, net	16	69	300
Gain on change in fair value of consultant incentive award obligation	(409)	—	—
Realized loss on sale of investments	115	—	—
In-kind interest payments on note payable	796	27	—
Amortization of debt discount and issuance costs	87	2	—
Changes in operating assets and liabilities:
Accounts receivable	88	(88)	—
Prepaid assets, deposits, and other assets	(90)	1,165	1,193
Accounts payable	(52)	(388)	2,536
Accrued liabilities	(412)	(275)	(1,559)
Accrued restructuring costs	(176)	(2,360)	(3,697)
Restricted cash	17,251	898	—

Net cash provided by (used in) operating activities	10,502	(7,624)	(14,834)

Cash flows from investing activities:
Purchases of property and equipment	(50)	(232)	—
Payments to vendors related to the sale of discontinued operations	—	—	(1,893)
Purchases of short-term investments	(29,854)	—	(4,361)
Proceeds from sales and maturities of investments	7,643	10,776	12,195
Purchases of long-term investments	(38,482)	—	(948)

Net cash provided by (used in) investing activities	(60,743)	10,544	4,993

Cash flows from financing activities:
Net proceeds from note payable	—	22,066	—
Net proceeds from registered direct issuance of common stock	—	14,785	—
Proceeds from rights offering issuance of common stock	12,500	—	—
Proceeds from issuance of common stock	107	175	1,271
Registered direct offering costs	(284)	—	—
Purchase of treasury stock	(70)	(575)	—

Net cash provided by financing activities	12,253	36,451	1,271

Net increase (decrease) in cash and cash equivalents	(37,988)	39,371	(8,570)
Cash and cash equivalents at beginning of period	47,613	8,242	39,709

Cash and cash equivalents at end of period	$9,625	$47,613	$31,139

Unwired Planet Announces Financial Results

Non-GAAP Measure

The Company’s stated results include the non-GAAP measures: non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Unwired Planet with other companies, such as stock-based compensation. These non-GAAP measures also exclude items which management does not consider in evaluating Unwired Planet’s on-going business, such as restructuring costs and discontinued operations. Unwired Planet considers non-GAAP net loss to be an important metric because it provides a useful measure of the operational performance of Unwired Planet and is used by Unwired Planet’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Unwired Planet’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Reconciliation between GAAP and Non-GAAP net loss:
Net loss	$(7,186)	$(8,709)	$(15,110)
Exclude:
Restructuring costs	—	(77)	457
Stock-based compensation	445	2,003	436
Strategic costs	—	—	886
Post strategic costs	—	377	—
Discontinued operations, net of tax	113	(55)	5,278

Non-GAAP net loss	$(6,628)	$(6,461)	$(8,053)

GAAP net loss per share	$(0.07)	$(0.09)	$(0.17)
Exclude:
Restructuring costs	$—	$—	$0.01
Stock-based compensation	$—	$0.02	$—
Strategic costs	$—	$—	$0.01
Post strategic costs	$—	$—	$—
Discontinued operations, net of tax	$—	$—	$0.06

Non-GAAP net loss per share	$(0.06)	$(0.07)	$(0.09)

Shares used in computing net loss per share:
GAAP	102,144	92,078	89,971
Non-GAAP	102,144	92,078	89,971

Unwired Planet Announces Financial Results

For More Information:

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968